EXHIBIT 23E(2)

                               Amidex Funds, Inc.

Amendment Number Two (2) to the DISTRIBUTION AGREEMENT ("Agreement") dated March
1,  1999  between  Amidex  Funds,  Inc.,  TransNations   Investments,   LLC  and
Declaration Distributors, Inc., as amended December 15, 2000.

Schedule A is hereby amended to add THE AMIDEX CANCER INNOVATIONS & HEALTHCARE FUND as a covered Portfolio, effective July 20, 2001.


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Date                               Clifford A. Goldstein, Amidex Funds, Inc.


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Date                               Clifford A. Goldstein, TransNations
                                   Investments, LLC


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Date                               Terence P. Smith, Declaration Distributors,
                                   Inc.